UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 29, 2011

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21771	47-0777362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of Principal Executive Offices)

(402) 963-1200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2011, the Board of Directors (the “Board of Directors”) of West Corporation (the “Company”) approved amendments to certain of the Company’s compensation plans, as described below.

The Board of Directors approved an amendment to the Company’s 2006 Executive Incentive Plan (as amended, the “2006 EIP”), which amendment increased the maximum number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”) that may be issued pursuant to or subject to outstanding awards under the 2006 EIP from 11,276,291 to 38,435,427, in each case, in addition to shares issuable upon exercise of rollover options (options rolled over from pre-recapitalization options issued under a predecessor executive incentive plan). The effectiveness of the amendment to the 2006 EIP was conditioned on the effectiveness of the Conversion and the Reclassification (as such terms are defined in Item 8.01 below). In connection with the adoption of the amendment, the Board of Directors also took action in accordance with the terms of the 2006 EIP to adjust the number and kind of shares of stock or securities subject to awards outstanding under the 2006 EIP to give effect to the Conversion and the Reclassification.

The Company is party to Restricted Stock Award and Special Bonus Agreements and Restricted Stock Award Agreements (collectively, “Restricted Stock Agreements”) with certain officers and employees of the Company, which Restricted Stock Agreements provide for the issuance of shares of Common Stock that are subject to time or performance vesting. The Board of Directors approved the amendment of the Restricted Stock Agreements with each of the current employees party to a Restricted Stock Agreement with the Company in accordance with the terms of the 2006 EIP to provide for immediate vesting of all shares awarded thereunder outstanding for more than five years, such vesting to become effective as of the Conversion. The amendments to the Restricted Stock Agreements provided for the acceleration of an aggregate of 4,371,864 shares of Common Stock, including the acceleration of 641,664.5 shares of Common Stock granted to Thomas B. Barker, 500,025 shares of Common Stock granted to Nancee R. Berger, 333,350 shares of Common Stock granted to Steven M. Stangl and 333,350 shares of Common Stock granted to Paul M. Mendlik.

The Board of Directors adopted the amendment and restatement in its entirety of the West Corporation Nonqualified Deferred Compensation Plan (as amended, the “Deferred Compensation Plan”) to give effect to the Conversion and the Reclassification.

Item 8.01. Other Events.

On December 30, 2011, the Company completed the conversion (the “Conversion”) of the Company’s outstanding Class L Common Stock (as defined below) into shares of Class A Common Stock (as defined below) and thereafter the reclassification (the “Reclassification”) of all of the Company’s Class A Common Stock as a single class of Common Stock by filing an amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) with the Delaware Secretary of State. Upon the effectiveness of the filing of the Charter Amendment, each share of the Company’s outstanding Class L Common Stock was converted into 40.29 shares of Class A Common Stock pursuant to the Conversion, and all of the outstanding shares of Class A

Common Stock were reclassified as shares of Common Stock pursuant to the Reclassification. Following the Conversion and Reclassification, all shares of Common Stock will share proportionately in dividends. The Charter Amendment also increased the number of authorized shares of the Company to nine hundred million (900,000,000) shares of Class A Common Stock and one hundred million (100,000,000) shares of Class L Common Stock. Following consummation of the Conversion and the Reclassification, the Company had one billion authorized shares of Common Stock.

Immediately following the consummation of the Conversion and the Reclassification, an amended and restated certificate of incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) was filed with the Delaware Secretary of State. The Amended and Restated Certificate of Incorporation provided for the elimination of certain obsolete provisions relating to the Company’s prior dual-class common stock structure. Each of the Charter Amendment, the Amended and Restated Certificate of Incorporation, the Conversion and the Reclassification was approved by the unanimous written consent of the Board of Directors of the Company and adopted by the written consent of the holders of a majority of each of the outstanding shares of Class A Common Stock and the outstanding shares of Class L Common Stock.

On December 29, 2011, the Company’s stockholders took action by written consent (the “Written Consent”) to approve each of the Charter Amendment and the Amended and Restated Certificate of Incorporation as described above. As of the record date of the Written Consent, the Company had 87,851,063.65 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) outstanding and entitled to vote and 9,979,049.83 shares of Class L Common Stock, par value $0.001 per share (“Class L Common Stock”) outstanding and entitled to vote. The Written Consent was executed by the holders of 7,257,500 shares of Class L Common Stock, representing approximately 72.7% of the outstanding shares of Class L Common Stock, and 58,060,000 shares of Class A Common Stock, representing approximately 66.1% of the outstanding shares of Class A Common Stock, which is sufficient to approve the actions contemplated by the Written Consent.

The Charter Amendment and the Amended and Restated Certificate of Incorporation in the forms filed with the Delaware Secretary of State are attached as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on December 30, 2011

3.2	Second Amended and Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on December 30, 2011

10.1	Amendment No. 2 to the West Corporation 2006 Executive Incentive Plan

10.2	Amended and Restated West Corporation Nonqualified Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Date: January 3, 2012	By: /s/ Paul M. Mendlik
Name: Paul M. Mendlik Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on December 30, 2011

3.2	Second Amended and Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on December 30, 2011

10.1	Amendment No. 2 to the West Corporation 2006 Executive Incentive Plan

10.2	Amended and Restated West Corporation Nonqualified Deferred Compensation Plan